Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the “Amendment Agreement”), dated as of March 31, 2016 is among GROUPON, INC., as Borrower (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto have entered into that certain Credit Agreement dated as of August 1, 2014 (as previously amended, the “Agreement”); and

WHEREAS, the Borrower has requested certain amendments be made to the Agreement and the Lenders party hereto are willing to amend the Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

SECTION 1. Definitions. Capitalized terms used in this Amendment Agreement but not otherwise defined herein, shall have the same meanings given to them in the Agreement.

SECTION 2. Amendments. Subject to the effectiveness hereof pursuant to Section 3, the Credit Agreement is hereby amended as follows:

Section 2.1 Section 1.01 of the Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“Senior Secured Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Restricted Subsidiaries other than unsecured Indebtedness.

Section 2.2. The definition of “Indebtedness” in Section 1.01 of the Agreement is hereby amended by adding the following sentence at the end thereof:

Notwithstanding anything in this Agreement to the contrary, for purposes of calculating the financial covenants hereunder, the amount of the “Indebtedness” attributable to the $250,000,000 aggregate principal amount of Convertible Notes issued 2016 and due 2022 shall be deemed to be the actual principal amount outstanding with respect thereto.

Section 2.3 Section 6.06 of the Agreement is amended and restated as follows:

SECTION 6.06 Restricted Payments. The Borrower will not,

and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Restricted Subsidiaries, (d) so long as no Default shall be continuing or result therefrom the Borrower may make additional Restricted Payments in an aggregate amount not greater than $150,000,000 from the period from the Amendment Effective Date (as defined in the Second Amendment to Credit Agreement dated as of March 31, 2016 among the Borrower, the Lenders party thereto and the Administrative Agent) through June 30, 2017; provided that the aggregate amount of Restricted Payments under this clause (d) shall not exceed (i) $100,000,000 in the aggregate prior to December 31, 2016 and (ii) $50,000,000 per fiscal quarter and (e) beginning July 1, 2017, so long as no Default shall be continuing or result therefrom, the Borrower may make additional Restricted Payments either (i) on an unlimited basis, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is less than to 2.0 to 1.0, (ii) in an aggregate amount not greater than $50,000,000 per fiscal year, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is 2.0 to 1.0 or more, but less than 2.25 to 1.0 or (iii) in an aggregate amount not greater than $20,000,000 per fiscal year, if at the time of making such Restricted Payment the Funded Indebtedness to EBITDA Ratio, calculated on a pro forma basis, is to 2.25 to 1.0 or more.

Section 2.4. Section 6.11 of the Agreement is amended and restated as follows:

6.11 Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter set forth below, to be less than the amount set forth opposite such date below:

Fiscal Quarter Ending	Fixed Charge Coverage Ratio
March 31, 2016	2.00 to 1.00
June 30, 2016	1.05 to 1.00
September 30, 2016	1.10 to 1.00
December 31, 2016	1.25 to 1.00
March 31, 2017	1.50 to 1.00
June 30, 2017 and thereafter	2.00 to 1.00

(b) Funded Indebtedness to EBITDA Ratio. The Borrower will not permit the Funded Indebtedness to EBITDA Ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter set forth below, to be greater than the amount set forth opposite such date below:

Fiscal Quarter Ending	Funded Indebtedness to EBITDA Ratio
March 31, 2016	2.50 to 1.00
June 30, 2016	3.50 to 1.00
September 30, 2016	3.25 to 1.00
December 31, 2016 and thereafter	2.75 to 1.00

(c) Unrestricted Cash. The Borrower and the Restricted Subsidiaries will maintain, as of the last day of each fiscal quarter, Unrestricted Cash of not less than the greater of (i) $400,000,000 and (ii) 100% of the amount of the total Commitment; provided that no less than 50% of such required Unrestricted Cash shall be held in accounts with Lenders or their Affiliates.

(d) Minimum Liquidity. The Borrower and the Restricted Subsidiaries will maintain at the end of each fiscal quarter minimum Liquidity equal to at least 70% of Accrued Merchant and Supplier Payables for such fiscal quarter.

(e) Senior Secured Indebtedness to EBITDA Ratio. The Borrower will not permit the ratio of (a) Senior Secured Indebtedness to (b) EBITDA for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be greater than 2.00:1.00.

SECTION 3. Conditions. This Amendment Agreement shall bind the parties hereto pursuant to its terms on the date the Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the other Loan Parties, a counterpart of this Amendment Agreement signed on behalf of such Person; provided that Section 2 of this Amendment Agreement shall not be operative until the date (such date, if any, the “Amendment Effective Date”) on which each of the following conditions has been satisfied (provided that if such conditions are not satisfied on or prior to May 16, 2016, this Amendment Agreement shall terminate and cease to have any effect):

(a)	Debt Issuance. The Borrower shall have issued $250,000,000 aggregate principal amount of Convertible Notes due 2022 with an interest rate no greater than 4.50% pursuant to an exemption from registration under the Securities Act of 1933, as amended.

(b)	Representations; Default. Both before and after giving effect to this Amendment Agreement, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Amendment Agreement, hereby represents and warrants to the Administrative Agent and the Lenders that such statements are true and correct as at such times):

i.	The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); and

ii.	No Default or Event of Default shall have occurred and be continuing.

(c)	Fees and Expenses. The Administrative Agent shall have received from the Borrower an amendment fee for each Lender that, on or prior to noon (Chicago time) on March 31, 2016, delivers a signed counterpart of this Amendment Agreement to the Administrative Agent, in an amount equal the product of 0.10% multiplied by such Lender’s pro rata share (based upon its Applicable Percentage) of the amount of the total Commitments.

SECTION 4. Miscellaneous.

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment Agreement, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law). For all matters arising prior to the effective date of this Amendment Agreement, the Agreement (as unmodified by this Amendment Agreement) shall control.

Section 4.2. Authorization; Validity. The execution, delivery and performance by the Borrower of this Amendment Agreement have been duly authorized by all necessary corporate and, if required, stockholder action. This Amendment Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4.3 . Government Approval, Regulation, etc. The execution, delivery and performance by the Borrower of this Amendment Agreement (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Collateral Documents, and (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority.

Section 4.4. Entire Agreement. This Amendment Agreement, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing.

Section 4.5. Full Force and Effect of Loan Documents. Except as hereby specifically amended, modified or supplemented, the Agreement and all other Loan Documents are hereby confirmed and ratified in all respects (including, without limitation, the Borrower’s obligations with respect to reimbursement of costs and expenses of the Administrative Agent pursuant to Section 9.03 of the Credit Agreement) and shall be and remain in full force and effect according to their respective terms.

Section 4.6. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy, facsimile or other electronic transmission (including .PDF) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

Section 4.7. Governing Law. This Amendment Agreement shall be construed in accordance with and governed by the law of the State of New York.

Section 4.8. Incorporation of Credit Agreement Provisions. The provisions of Section 9.07 (Severability) and Section 9.10 (Waiver of Jury Trial) of the Credit Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

Section 4.9. References. All references in any of the Loan Documents to the “Agreement” or the “Credit Agreement” shall mean the Agreement or Credit Agreement, as applicable, as amended by this Amendment Agreement.

Section 4.10. Headings. The headings, captions, and arrangements used in this Amendment Agreement are for convenience only and shall not affect the interpretation of this Amendment Agreement.

Section 4.11. Successors and Assigns. This Amendment Agreement is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrower, and their respective successors and assigns as provided in the Agreement.

Section 4.12. Loan Document. The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment Agreement shall for all purposes constitute a Loan Document.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GROUPON, INC.

By:	/s/ Brian Kayman
Name: Brian Kayman Title: Interim Chief Financial Officer

[Signature Page to Second Amendment Agreement to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Daglas Panchal
Name: Daglas Panchal Title: Vice President

[Signature Page to Second Amendment Agreement to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Jonathan Kerner
Name: Jonathan Kerner Title: Authorized Signatory

[Signature Page to Second Amendment Agreement to Credit Agreement]

SILICON VALLEY BANK, as a Lender

By:	/s/ Jack Gaziano
Name: Jack Gaziano Title: Managing Director

[Signature Page to Second Amendment Agreement to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Casey Klepsch
Name: Casey Klepsch Title: Assistant Vice President

[Signature Page to Second Amendment Agreement to Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ M. Scott Randall
Name: M. Scott Randall Title: Second Vice President

[Signature Page to Second Amendment Agreement to Credit Agreement]

BANK OF THE WEST, as a Lender

By:	/s/ Diane Marshall
Name: Diane Marshall Title: Vice President

[Signature Page to Second Amendment Agreement to Credit Agreement]

OPUS BANK, as a Lender

By:	/s/ Geoff Anfuso
Name: Geoff Anfuso Title: Senior Managing Director

[Signature Page to Second Amendment Agreement to Credit Agreement]

WESTERN ALLIANCE BANK, as a Lender

By:	/s/ Matt Kappadakunnel
Name: Matt Kappadakunnel Title: Vice President

[Signature Page to Second Amendment Agreement to Credit Agreement]

GUARANTOR CONSENT

Each of the undersigned Guarantors: (i) consents and agrees to this Second Amendment to Credit Agreement dated as of March 31, 2016, including, without limitation, Section 4.1 thereof, and (ii) agrees that each of the Guarantee, the Security Agreement and the other Loan Documents to which is it a party are each in full force and effect and continue to be its legal, valid and binding obligation enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

GUARANTORS:

GROUPON GOODS, INC., as a Grantor

By:	/s/ Brian Kayman
Name: Brian Kayman Title: Vice President

GROUPON CANADA CORP, INC., as a Grantor

By:	/s/ Brian Kayman
Name: Brian Kayman Title: Vice President

GROUPON GETAWAYS, INC., as a Grantor

By:	/s/ Brian Kayman
Name: Brian Kayman Title: Vice President

[Guarantor Consent]